Exhibit 10.14

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

MSR RECAPTURE AGREEMENT

Amendment No. 1 to Amended and Restated MSR Recapture Agreement, effective as of December 1, 2017 (the “Amendment”), by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Servicer”), and PennyMac Corp., Delaware corporation (the “MSR Owner”).

RECITALS

WHEREAS, the Servicer and the MSR Owner are parties to that certain Amended and Restated MSR Recapture Agreement, dated as of September 12, 2016 (the “Existing MSR Agreement” and, as amended by this Amendment, the “MSR Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing MSR Agreement.

WHEREAS, the Servicer and the MSR Owner  have agreed, subject to the terms and conditions of this Amendment, that the Existing MSR Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing MSR Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Servicer and the MSR Owner hereby agree that the Existing MSR Agreement is hereby amended as follows:

SECTION 1.Definitions. Section 1.01 is hereby amended by deleting the definitions of “Assignment Date”, “Replacement Mortgage Loan”, “Replacement Portfolio”, “Retained Mortgage Loan”, and “Retained Portfolio” in their entirety.

SECTION 2.MSR Recapture. Sections 3.02(c), (d) and (e) of the Existing MSR Agreement is hereby amended by deleting them in their entirety and replacing them with the following language:

(c)The MSR Owner hereby waives any right it has to contractually prohibit the Servicer from soliciting the Mortgage Loans in the Portfolio. In consideration for such waiver and for other value received, if, during any calendar month, the Servicer or its Affiliates originate new residential mortgage loans the proceeds of which are used to refinance a Mortgage Loan in the Portfolio (such new mortgage loan, a “New Mortgage Loan”), the Servicer shall wire to the MSR Owner cash in an amount equal to 30% of the fair market value of the Servicing Rights related to all of the New Mortgage Loans originated during such month. Such payment shall be made within five (5) calendar days of the Mortgage Loan Identification Date related to such month.

(d)Not later than the Mortgage Loan Identification Date related to each month in which the Servicer or an Affiliate thereof has originated New Mortgage Loans, the Servicer shall prepare and maintain a schedule (or schedules), available upon the MSR Owner’s request, (i) identifying each such New Mortgage Loan and the related Mortgage Loan in the Portfolio that was refinanced using proceeds of such New Mortgage Loan, and (ii) setting forth the Servicer’s calculations of the fair market value of the Servicing Rights relating to such New Mortgage Loans.  The Servicer and the MSR Owner shall cooperate in good faith to resolve any objections made by the MSR Owner to such calculations.

SECTION 3.Exhibits. Exhibit A of the Existing MSR Agreement is hereby amended by deleting it in its entirety and replacing it with the form attached hereto as Exhibit A.

SECTION 4.Conditions Precedent.  This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1Delivered Documents.  On the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

(a)this Amendment, executed and delivered by duly authorized officers of the Servicer and the MSR Owner; and

(b)such other documents as such party or counsel to such party may reasonably request.

SECTION 5.Representations and Warranties. Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing MSR Agreement on its part to be observed or performed.

SECTION 6.Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing MSR Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 9.Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing MSR Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Servicer:		PENNYMAC LOAN SERVICES, LLC

	By:	/s/ Douglas Jones
Name: Douglas Jones
Title: President

The MSR Owner:		PENNYMAC CORP.

	By:	/s/ Andrew S. Chang
Name: Andrew S. Chang
Title: Senior Managing Director and
Chief Financial Officer

Signature Page to Amendment No. 1 to

Amended and Restated MSR Recapture Agreement

EXHIBIT A

(Reserved)

A-1